NOTICE OF 1996 ANNUAL MEETING AND
                                 PROXY STATEMENT


                            NOTICE OF ANNUAL MEETING

To The Shareholders:

     The annual meeting of shareholders of PANACO, Inc. (the "Company") will be held at Luigi's Restaurant, 13037 Holmes, Kansas City, Missouri 64145, on September 4, 1996 at 10:00 a.m. for the following purposes:

     1. To elect three directors for a three-year term ending in 1998 and one director to fill a vacancy on the Board;

     2. To ratify the appointment of Arthur Anderson LLP as independent accountants to audit the financial statements of the Company for the year 1996;

     3. To vote upon an amendment to the Company Articles of Incorporation to increase the authorized capital stock; and

     4. To act upon such other matters as may properly come before the meeting.

     Shareholders of record at the close of business on July 31, 1996 will be entitled to vote at the meeting and any adjournment thereof. Please note that attendance at the Annual Meeting will be limited to stockholders (or their authorized representatives) as of July 31, 1996, the record date, and to guests of the Company.

     The vote of each shareholder is important, whatever the number of shares held. Whether or not you plan to attend the meeting, please sign and return the accompanying proxy card promptly in the enclosed envelope. PLEASE NOTE THAT YOUR VOTE CANNOT BE COUNTED UNLESS YOU SIGN AND RETURN THE PROXY CARD OR ATTEND THE MEETING AND VOTE BY BALLOT.


                                                             Todd R. Bart
                                                             Secretary
June 19, 1996

                                  PANACO, Inc.
                         1050 West Blue Ridge Boulevard
                                 PANACO Building
                        Kansas City, Missouri 64145-1216

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about August 1, 1996 in connection with the solicitation of proxies by the Board of Directors of PANACO, Inc. (the "Company") for use at the annual meeting to be held September 4, 1996.

         Shares can be voted at the meeting only if the shareholder is represented by proxy or is present in person. A shareholder giving a proxy in the accompanying form retains the power to revoke it by a later appointment received by the Company or by giving notice of revocation to the Company in writing or in open meeting. Such later appointments or notices should be directed to Todd R. Bart, Secretary of the Company, at the address set forth above. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect the director nominees named herein; (2) to ratify the appointment of Arthur Andersen LLP as independent accountants of the Company for the year 1996; and, (3) for the amendment to the Articles of Incorporation to increase authorized capital stock. An abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholder meeting.

     YOUR VOTE IS IMPORTANT. Please sign, date and return your proxy card promptly so that a quorum may be represented at the meeting.

         On the record date, July 31, 1996, the outstanding voting securities of the Company consisted of 12,345,361 Common Shares ("Common Shares"), all of one class. Each Common Share has one vote on each matter presented for action at the meeting. As of the record date, the Company is aware of two beneficial owners of more than 5% of the Company's voting securities. See "Stock Ownership of Certain Beneficial Owners and Management," herein.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 1995 and ending December 31, 1995, all such persons complied on a timely basis with the filing requirements of Section 16(a).

                               BOARD OF DIRECTORS

General Information

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents, as well as by operating and financial reports presented at Board and committee meetings by the Chairman and other officers.

         Meetings of the Board of Directors are held regularly each quarter and there is also a meeting following the annual meeting of the shareholders. Additional meetings, including meetings by telephone conference call, of the Board may be called whenever needed. The Board of Directors of the Company held six (6) meetings in 1995, two of which were meetings by telephone conference call. Each director attended all meetings of the Board, except for the two telephone conference calls, of which James B. Kreamer was not connected either time and Allen H. Sweeney and Thomas E. Clark (a then director) were not connected on one conference call.

Committees of the Board

         The committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The biographical information on each director, including those nominated for election, in this Proxy Statement, identifies the committee memberships currently held by each nominee and each incumbent director.

         The Executive Committee has two (2) members, both of whom are also officers of the Company. Mr. Clark, who resigned February 29, 1995 was a member of the Executive Committee. The Committee meets on call whenever needed and has authority to act on most matters during the intervals between Board meetings. The Committee met numerous times in 1995.

         The Audit Committee has three (3) members, none of whom is an employee of the Company. The Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of its financial reporting; the Committee also meets with the independent accountants concerning these matters. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the shareholders at the annual meeting. The independent accountants periodically meet alone with the Committee and have unrestricted access to the Committee. The Committee met once in 1995.

         The Compensation Committee has three (3) members, none of whom is an employee of the Company. It makes recommendations to the Board with respect to the compensation of management of the Company and the PANACO, Inc. Long Term Incentive Plan (the "Long Term Incentive Plan"). The Committee met two (2) times in 1995.

Compensation of Directors

Directors receive travel expenses incurred in attending Board of Directors or committee meetings. Officers of the Company who serve as directors do not receive special compensation for serving on the Board of Directors or a committee thereof. However, Messrs. Stautberg, Chesser, Sweeney, Kreamer and Sieverling, the five non-employee directors, were each issued 1,039 shares of Common Stock as a $5,000 bonus during 1995. In addition Mr. Chesser was issued warrants to acquire 25,000 Common Shares at $2.50 per share, which expired December 31, 1995, for services performed for the Company in 1991. See "Certain Relationships and Related Transactions," herein.

         Newly elected non-employee directors are granted a one time restricted stock award in Common Shares equal in value to $10,000 upon their being elected to the Board. See "Management - Long-Term Incentive Plan," herein.

         Each non-employee director of the Company who becomes a director will, on the day after the first meeting of the Board of Directors at which that director is in attendance, automatically be granted a restricted stock award of the number of shares of Company Common Stock that have a value of $10,000, which will be calculated based on the average trading price of the Common Stock during the 60 days immediately preceding the date of grant. These restricted stock awards will vest at the rate of one-third annually, with one-third vesting six months following the date of grant, another one-third vesting on the first anniversary of the date of grant, and the last one-third vesting on the second anniversary of the date of grant so long as the non-employee director remains a director of the Company through those vesting dates.

         Each non-employee director will be entitled to vote each share subject to these restricted stock awards from the date of grant until the shares are forfeited, if ever. The Long-term Incentive Plan requires each non-employee director to make an election under Section 83(b) of the Code to include the value of the restricted stock in his income in the year of grant and provides for cash awards to the non-employee directors in amounts sufficient to pay the federal income taxes due with respect to the award.

         STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of Company Common Stock by (a) each officer and director of the Company, (b) all officers and directors of the Company as a group, and (c) for each person who beneficially owns 5% or more of the Common Stock as of May 1, 1996.

Name and Positions of Beneficial Owners              Shares Owned Beneficially
                                                        Number        Percent
H. James Maxwell: Chief Executive Officer,
     President, Chairman of the Board & Director .      322,971          2.56
Larry M. Wright; Executive Vice President &
    Director ........................................   654,999 (1)      5.18
Bob F. Mallory; Chief Operating Officer,
    Executive Vice President & Director .............   233,030          1.84
Robert G. Wonish; Vice President ....................    18,328           .15
William J. Doyle; Vice President ....................     4,405           .04
Todd R. Bart; Controller, Secretary, Treasurer ......         0           .00
A. Theodore Stautberg; Director .....................     6,137           .05
Donald W. Chesser; Director .........................     1,039           .01
Allen H. Sweeney; Director ..........................   150,137 (2)      1.19
James B. Kreamer; Director ..........................    51,055           .40
N. Lynne Sieverling; Director .......................     8,137           .06

All directors and officers as a group (11 persons)    1,450,238         11.48

Carl C. Icahn  ...................................... 1,040,000 (3)      8.23
      % Icahn Associates Corp.

      114 West 47th Street, 19th Fl
      New York, NY  10036
Richard A. Kayne ..................................... 694,047 (4)       5.49
      % Kayne Anderson Investment Management, Inc.
      1800 Avenue of the Stars, #1425
      Los Angeles, CA 90067

     (1) Includes 250,000 shares issuable pursuant to currently exercisable warrants which expire thirty days after the effective date of the Company's pending registration statement.

     (2) Mr. Sweeney's shares are held by AHS and Associates, Inc., a corporation of which he is President and a director.

     (3) Mr. Icahn is the sole stockholder of Riverdale Investors Corp, Inc., the general partner of High River Limited Partnership, the record holder of these shares.

     (4) Mr. Kayne has sole voting power with respect to investments of Kayne, Anderson Investment Management, Inc., which is the general partner of KAIN Non-Traditional, L.P., which is the general partner of: Offense Group Associates Limited; Opportunity Associates, L.P.; ARBCO Associates, L.P.; and Kayne, Anderson Non-Traditional Investments, L.P.; the record holders of these shares.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

         The Board of Directors of the Company presently consists of eight (8) members, three (3) of whom are officers of the Company. The Company's Certificate of Incorporation requires that the directors be divided into three
(3) classes. At each annual meeting of shareholders, directors constituting a class are elected for a three (3) year term. The term of the Class III Directors expires in 1996. The Board of Directors has nominated James B. Kreamer, A. Theodore Stautberg, Jr., Michael Springs, and Mark C. Barrett for election as directors. Mr. Kreamer, Mr. Stautberg and Mr. Springs are nominated for election as directors in Class III to serve until the 1999 annual meeting of shareholders. Mr. Barrett is nominated to fill the vacancy left by the resignation of Thomas E. Clark, Jr. as a Class I Director to serve until the 1997 annual meeting. The two (2) current directors in Class I continue to serve until the 1997 annual meeting of shareholders and the three (3) directors in Class II continue to serve until the 1998 annual meeting of shareholders. The directors of each class will serve until their respective successors are elected and qualified.

         It is intended that shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for a particular nominee, please so indicate on the proxy card.) The Common Shares vote as a single class for the election of directors. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors know of no reason why any of the nominees will be unavailable or unable to serve.

         For each director of the Company, including those nominated for election, there follows a brief listing of principal occupation during at least the past five years, other major affiliations and age on the date of this Proxy Statement. When indicating the tenure with the Company of each director, the "Company" means the present corporation (post-August 1992) and Pan Petroleum MLP ("PAN") (pre-September 1992).

                                Director
          Name              Age  Since            Position

H. James Maxwell ........... 51   1992  Chairman of the Board, President,
                                        Chief Executive Officer, and Director(a)
Bob F. Mallory ............. 64   1992  Chief Operating Officer,  Executive Vice
                                        President and Director(a)
Larry M. Wright ............ 51   1992  Executive Vice President and
                                        Director(b)

A. Theodore Stautberg, Jr... 49   1993  Director(c)-Compensation Committee

Donald W. Chesser .......... 56   1992  Director(a)-Audit and Compensation
                                        Committees
Allen H. Sweeney ........... 49   1993  Director(c)-Audit Committee

James B. Kreamer ........... 56   1993  Director(c)

N. Lynne Sieverling ........ 58   1992  Director(b)-Audit and Compensation
                                        Committees

(a) These persons are designated as Class II directors, with their term of office expiring at the annual meeting of stockholders in 1998.
(b) These persons are designated as Class I directors, with their term of office expiring at the annual meeting of stockholders in 1997.
(c) These persons are designated as Class III directors, with their term of office expiring at the annual meeting of stockholders in 1996.

                        NOMINEES FOR CLASS III DIRECTORS

         James B. Kreamer received his B.S. Degree in Business from the University of Kansas in 1963 and has been active in investment banking since that time. Since 1982 he has managed his personal investments.

     A. Theodore Stautberg, Jr. has since 1981 been the President and a director of Triumph Resources Corporation and its parent company, Triumph Oil and Gas Corporation of New York. Triumph engages in the oil and gas business, assists others in financing energy transactions, and serves as general partner of Triumph Production L.P. Mr. Stautberg is also the president of Triumph Securities Corporation and BT Energy Corporation. Prior to forming Triumph in 1981, Mr. Stautberg was a Vice President of Butcher & Singer, Inc., an investment banking firm, from 1977 to 1981. From 1971 to 1977, Mr. Stautberg was an attorney with the Securities and Exchange Commission. Mr. Stautberg is a graduate of the University of Texas and the University of Texas School of Law.

     Michael Springs graduated from the Medical Field Service School, Brooke Hospital, San Antonio, Texas in 1971 and the University of Missouri, Kansas City, in 1969 with a degree in Business. He is the President and founder of Ortho-Care Inc. of Kansas City, Missouri and Ortho-Care Southeast of Charlotte, North Carolina. Ortho-Care Inc. is a manufacturer of orthopedic fracture management and sports medicine products, and hold a number of patents in the field. Mr. Springs is also controlling partner in Ortho-Implants, a distributor of total joint replacement prosthesis.

                      NOMINEE FOR CLASS I DIRECTOR VACANCY

         Mark C. Barrett received his B.S. degree in Business Administration/Accounting in 1972 and is licensed to practice as a Certified Public Accountant in both Kansas and Missouri. He was a partner in the firm Drees Dunn Lubow and Company from 1974 until 1981. He founded Barrett & Associates in 1981 and is the president and majority shareholder in that professional association.

                                CLASS I DIRECTORS
                             (Terms Expire in 1997)

         Larry M. Wright received his B.S. Degree in Engineering from the University of Oklahoma in 1966. From 1966 to 1976 he was with Union Oil Company of California. From 1976 to 1980 he was with Texas International Petroleum Corporation, ultimately as division operations manager. From 1980 to 1981 he was with what is now Transamerica Natural Gas Company as Vice President-Exploration and Production. From 1981-1982 he was Senior Vice President of Operations for Texas International, and from 1983 to 1985 he was Executive Vice President of Funk Fuels Corp., a subsidiary of Funk Exploration. From 1985 to 1993 Mr. Wright was an independent consultant. From 1993 to date he has served as Executive Vice President of the Company.

         N. Lynne Sieverling received his B.S. Degree in Accounting from the University of Kansas in 1959 and has practiced as a CPA since graduation, serving 17 years as a partner with the accounting firm of Coopers & Lybrand. Mr. Sieverling has been actively involved in the oil and gas industry for the past ten years both as an investor and as an operator of oil and gas leases in Kansas, Oklahoma and North Dakota. He is a member of the Kansas Division of the Interstate Oil Compact Commission.

                                CLASS II DIRECTOR
                             (Terms Expire in 1998)

         H. James Maxwell received a B.A. degree in Economics from the University of Missouri-Kansas City and received his Law Degree from that same University in 1972. Mr. Maxwell practiced securities law from 1972 to 1984, and was a frequent author and speaker on oil and gas tax and securities law. He served as a General Partner of Castle Royalty Limited Partnership from 1984 to 1988, Managing General Partner of PAN from 1987 to 1992 and President, CEO and Chairman of the Company from 1992 to date. He is a member of the Executive Committee.

         Bob F. Mallory received his PhD in Geology from the University of Missouri in 1968 and a B.A. in Geology from the University of Wichita in 1961. He began consulting in the oil industry in 1980. He served as a General Partner of Castle Royalty Limited Partnership from 1984 to 1988, as a General Partner of PAN from 1987 to 1992 and Executive Vice President and Chief Operating Officer of the Company from 1992 to date. He is a member of the Executive Committee.

         Donald W.  Chesser  received  his BBA in  Accounting  from  Texas  Tech
University in 1963 and has served with several CPA firms since that time, including eight years with Elmer Fox and Company. From 1977 to 1981 he was with IMCO Enterprises, Inc. Since 1981 he has practiced accounting in Wichita, Kansas under the name Chesser and Company.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (Item 2 on Proxy Card)

         Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP as independent accountants to audit the financial statements of the Company for the year 1996. If the shareholders do not ratify this appointment, other independent accountants will be appointed by the Board upon recommendation of the Audit Committee. One or more members of the firm of Arthur Andersen LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.

Our Recommendation

         Ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of the holders of a majority of the Common Shares present or represented and entitled to vote at the meeting. The Board of Directors recommends a vote FOR such ratification.

   AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK
                             (Item 3 on Proxy Card)

         The Board of Directors is recommending that the shareholders adopt an amendment to Article V of the Company's Articles of Incorporation ("Articles") to increase its authorized Common Stock, $.01 par value, from 20,000,000 to 40,000,000 shares and to increase its authorized Preferred Stock, $.01 par value ("Preferred Stock") from 1,000,000 to 5,000,000 shares. The relative rights and limitations of the Common and Preferred Stock would remain unchanged under the amendment. The Common and Preferred Stock do not have preemptive rights.

         At March 31, 1996, the Company had 12,345,361 shares of Common Stock issued and outstanding; no shares of Preferred Stock have been issued. In addition, approximately 981,170 shares of Common Stock are reserved for issuance under the Company's Long-term Incentive Plan. Thus, at May 15, 1996, there were approximately 6,673,469 authorized shares of Common Stock unissued and not reserved for issuance.

         The proposed increase in the authorized Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued shares is available for general corporate needs, such as future stock dividends or stock splits or issuance under employee benefit plans. The additional authorized shares of Common Stock or Preferred Stock could also be used for such purposes as raising additional capital for the operations of the Company, or financing the acquisition of other businesses. The terms of any series of Preferred Stock to be issued, other than pursuant to the Company's shareholder rights plan described below, will be dependent largely on market conditions and other factors existing at the time of issuance and sale. There are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized or any shares of Preferred Stock other than pursuant to the shareholder rights plan. Such shares would be available for issuance without further action by the shareholders, unless required by the Company's Articles or bylaws or by applicable law.

         Under Article V of the Articles, the Board of Directors has the authority to issue authorized shares of the Preferred Stock in series and to fix the number, designation, relative rights, preferences and limitations of the shares of each series, subject to applicable law and the provisions of Article
V. The authority of the Board includes the right to fix for each series the dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights, and voting rights.

         The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. Until the Board of Directors determines the specific rights, preferences and limitations of any shares of Preferred Stock to be issued, the actual effect on the holders of Common Stock of the issuance of such shares cannot be ascertained. However, such effects might include restrictions on dividends on the Common Stock if dividends on Preferred Stock are in arrears, dilution of the voting power of the Common Stock to the extent that any series of Preferred Stock has voting rights, and reduction of amounts available on liquidation as a result of any liquidation preference granted to any series of Preferred Stock.

         On August 2, 1995, the Board of Directors declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company to the stockholders of record on August 3, 1995, (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock (the "Preferred Stock"), or in some circumstances, Common Stock, other securities, cash or other assets as summarized below, at a price of $30.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent.

         Until the earlier to occur of (i) the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of the Common Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a Person or group beneficially owning 20% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by Reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on August 4, 2005, unless earlier redeemed by the Company as described below.

         The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock, other securities, cash or other assets, as may be necessary) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Stock) or of subscription rights or warrants) other than those referred to above).

         In the event that the Company were acquired in a merger or other business combination transaction of 50% or more of its assets or earning power were sold, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by an Acquiring Person (which will thereafter be void) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Common Stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that an Acquiring Person becomes the beneficial owner of 20% or more of the outstanding shares of Common Stock, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock (or in certain other circumstances, assets or other securities) having a market value of two times the exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last Trading Date prior to the date of exercise.

         At any time prior to 5:00 P.M. Kansas City time on the tenth calendar day after the first date after the public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of the Common Stock of the Company (the "Shares Acquisition Date"), the Company may redeem the Rights in whole, but not in part, at a price of $0.005 per Right (the "Redemption Price"). Following the Shares Acquisition Date, but prior to an event listed in Section 13(a) of the Rights Agreement, the Company may redeem the Rights in connection with any event specified in Section 13(a) in which all shareholders are treated alike and which does not include the Acquiring Person or his Affiliates or Associates. Thereafter, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity or correct any defect or inconsistency, extend the Redemption Period and, prior to the Distribution Date, to make changes deemed to be in the best interests of the holders of the Rights or, after the Distribution Date, to make such other changes which do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its Affiliates and Associates).

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August 21, 1995. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

         The issuance of additional shares of Common Stock by the Company also may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. Issuance of authorized shares of Preferred Stock could also make it more difficult to obtain shareholder approval of such actions as a merger, bylaw changes, removal of a director, or amendment to the Articles, particularly in light of the power of the Board of Directors to specify certain rights and preferences of the Preferred Stock, such as voting rights, without shareholder approval. All series of the Preferred Stock having voting rights and the Common Stock would vote together as one class, unless otherwise required by law. The holders of Preferred Stock would generally be entitled to vote separately as a class upon any proposed amendment to the Articles or other corporate action, such as a merger, which would effect an exchange, reclassification or cancellation of all or a portion of such Preferred Stock or otherwise affect the preferences or relative rights of the Preferred Stock.

         The increase in authorized shares of Common Stock and Preferred Stock has not been proposed for an anti-takeover-related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company.

         The Board of Directors recommends that shareholders vote FOR the proposed increase in the authorized capital stock. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required for adoption of the proposed amendment.

 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The overall goals of the Company's executive  compensation program are:
(i) to encourage and provide an incentive to its executive officers to achieve the Company's strategic business and financial goals, both short-term and long-term, and thereby enhance shareholder value, (ii) to attract and retain well-qualified executive officers and (iii) to reward individuals for outstanding job performance in a fair and equitable manner when measured not only with respect to the Company's internal performance goals but also the Company's performance in comparison to its peers. The components of the Company's executive compensation are salary, incentive bonuses and awards under its Long Term Incentive Plan and Employee Stock Ownership Plan, each of which assists in achieving the program's goals.

         The Company's Long-Term Incentive Plan provides for the granting, to certain officers and key employees of the Company and its participating subsidiaries, incentive awards in the form of stock options, stock appreciation rights ("SARS"), stock, and cash awards. The Long-Term Incentive Plan is administered by a committee of independent members of the Board of Directors (the "Plan Committee") with respect to awards to certain executive officers of the Company but may be administered by the Board of Directors with respect to any other awards. Except for certain automatic awards, the Plan Committee has discretion to select the employees to be granted awards, to determine the type, size, and terms of the awards, to determine when awards will be granted, and to prescribe the form of the instruments evidencing awards.

         Options, which include nonqualified stock options and incentive stock options, are rights to purchase a specified number of Common Shares at a price fixed at the time the option is granted. Payment may be made with cash or other Common Shares owned by the optionee or a combination of both. Options are exercisable at the time and on the terms that the Plan Committee determines. The payment of the option price can be made either in cash or by the person exercising the option turning in to the Company, Common Shares presently owned by him, which would be valued at the then current market price. SARs are rights to receive a payment, in cash or Common Shares or both, based on the value of the Common Shares. A stock award is an award of Common Shares or denominated in Common Shares. Cash awards are generally based on the extent to which pre-established performance goals are achieved over a pre-established period but may also include individual bonuses paid for previous, exemplary performance. The Plan Committee determines performance objectives and award levels before the beginning of each plan year.

         The Long-Term Incentive Plan allows for the satisfaction of a participant's tax withholding with respect to an award by the withholding of Common Shares issuable pursuant to the award or the delivery by the participant of previously owned Common Shares, in either case valued at the fair market value, subject to limitations the Plan Committee may adopt.

         Awards granted pursuant to the Long-Term Incentive Plan may provide that, upon a change of control of the Company, (a) each holder of an option will be granted a corresponding SAR (b) all outstanding SARs and stock options become immediately and fully vested and exercisable in full, and (c) the restriction period on any restricted stock award shall be accelerated and the restriction shall expire.

         The Long-Term Incentive Plan provides for the issuance of a maximum number of Common Shares equal to 20% of the total number of Common Shares outstanding from time to time. Unexercised SARs, unexercised options, restricted stock, and performance units under the Long-Term Incentive Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Company, merger or similar transaction and are not transferable except by will and by the laws of descent and distribution. Except when a participant's employment terminates as a result of death, disability, or retirement under an approved retirement plan or following a change in control in certain circumstances, an award generally may be exercised (or the restriction thereon may lapse) only if the participant is an officer, employee, or director of the Company, or subsidiary at the time of exercise or lapse or, in certain circumstance, if the exercise or lapse occurs within 180 days after employment is terminated.

         Under the Company's Long-Term Incentive Plan all full time employees share a bonus equal to 5% of the Company's pre-tax net income, in accordance with GAAP, exclusive of extraordinary and non-recurring items. The bonuses will be paid to all full time (1,000 + hours) employees at December 31. The bonus will be paid upon delivery of the independent audit. The Bonus shall be allocated to the full time employees based upon their salary at December 31.

         The Long-Term Incentive Plan may be amended by the Board of Directors, except that under current law no amendment that materially increases Common Shares subject to the Long-Term Incentive Plan or that makes certain other material changes may be made without stockholder approval. No grants or awards may be made under the Long-Term Incentive Plan after the tenth anniversary of the plan. No stockholder approval will be sought for amendments to the Long-Term Incentive Plan except as required by law (including Rule 16b-3 under the Exchange Act) or the rules of any national securities exchange on which the Common Shares are then listed.

         There were no incentive awards under the Long-Term Incentive Plan outstanding at December 31, 1995.

                          EMPLOYEE STOCK OWNERSHIP PLAN

         In 1994, the Company adopted the Panaco, Inc. Employee Stock Ownership Plan ("ESOP"). Pursuant to the terms of the ESOP, the Company may contribute up to fifteen percent (15%) of the participant's annual compensation to the ESOP. ESOP assets are allocated in accordance with a formula based on participant compensation. In order to participate in the ESOP, a participant must complete at least one thousand (1,000) hours of service to the Company within twelve (12) consecutive months. A participant's interest in the ESOP becomes one hundred percent (100%) vested after three (3) years of service to the Company. Benefits are distributed from the ESOP at such time as a participant retires, dies or terminates service with the Company in accordance with the terms and conditions of the ESOP. Benefits may be distributed in cash or in shares of the Company's common stock. No participant contributions are allowed to be made to the ESOP.

                             EXECUTIVE COMPENSATION

I.       Summary Compensation Table

         The following table sets forth the annual compensation paid to the Company's Chief Executive Officer and each executive officer whose compensation exceeds $100,000 during 1995.



                           Summary Compensation Table

                                                                       Long-Term Incentive Plan
                                     Annual Compensation                        Awards       Payouts
                                                                                  Securities
                                                      Other       Restricted     Underlying    LTIP       All
Name and Principal                Salary   Bonus       Annual          Stock      Options    Payouts      Other
      Position           Year     ($)(1)       ($)   Comp. ($)    Award(s) ($)         (#)       ($)   Comp.($)(2)
H. James Maxwell         1995   153,500        0          0             0          24,615       0        22,500
  President and Chief    1994   120,000        0          0             0          22,857       0        18,000
  Executive Officer      1993    80,000        0          0             0         115,000       0           0

Larry M. Wright          1995   147,300        0          0             0             0         0        22,100
  Executive Vice         1994   134,000        0          0             0             0         0        20,000
  President              1993   120,000        0          0             0             0         0           0

Robert G. Wonish         1995    92,100        0          0             0             0         0        13,800
  Vice President         1994    78,800        0          0             0          50,000       0        11,800
                         1993    77,000        0          0             0             0         0           0

(1) The 1993 salary figures for Messrs. Wright and Wonish include payments made to them as independent consultants before becoming employees of the Company in that year.
(2) The other compensation figures for 1995 and 1994 represent contributions to the accounts of the employees under the Company's Employee Stock Ownership Plan. The Plan was adopted in 1994.

II.      Grants of Stock Option and Warrants

         The following table identifies the grants of stock options made to the named executive officers in 1995.

                        Option Grants in Last Fiscal Year

                     Number of       Percent of
                      Securities    total options
                     Underlying      granted to    Exercise or    Market price
                        Options      employees     Base price        at date       Expiration    Grant Date
          Name         Granted      in fiscal year  ($/Share)      of grant($)         Date        Value($)
H. James Maxwell      24,615 (1)        33%          2.03125         4.0625         12/31/95        50,000
Larry M. Wright           -0-           -0-            N/A             N/A             N/A             N/A
Robert G. Wonish          -0-           -0-            N/A             N/A             N/A             N/A

(1)      Mr. Maxwell's options were exercised in 1995.

III.     Aggregate Option and Warrant Exercises

         The following table provides information relating to the number and value of Common Shares subject to options exercised during 1995 or held by the named executive officers as of December 31, 1995.



                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                                  Number of
                                                             securities underlying      Value of unexercised
                        Securities                           unexercised options             in-the-money
                         acquired           Value            at fiscal year-end ($)    options at year-end($)(2)
          Name       on Exercise (#)    Realized ($)(1)   Exercisable/unexercisable    Exercisable/Unexercisable
H. James Maxwell         250,972           410,129                   -0- / -0-                    -0-  / -0-
Larry M. Wright              0                  0                250,000 / -0-                 549,375 / -0-
Robert G. Wonish             0                  0                    -0 -/ -0-                    -0-  / -0-

(1) Value realized is calculated based upon the difference between the options exercise price and the market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise price relates.
(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at year-end, multiplied by the number of shares underlying the options. The closing price on December 29, 1995 of the Company's Common Stock was $4.4375.

IV.      Long-Term Incentive Plan Awards Table

         No awards were outstanding under the Long-Term Incentive Plan at December 31, 1995.

         V.                  Defined Benefit or Actuarial Plan Disclosure

         No information has been included, because the Company does not have such a pension plan.

Employment  Contracts  and  Termination  of  Employment  and   Change-In-Control
Arrangements

         None of the officers or directors served pursuant to employment contracts.

Shareholder Rights Plan

         On August 2, 1995, the Board of Directors declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company to the stockholders of record on August 3, 1995, (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock (the "Preferred Stock"), or in some circumstances, Common Stock, other securities, cash or other assets as summarized below, at a price of $30.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent.

         The Shareholder Rights Plan was designed to reduce the likelihood of inadequate bids, partial bids, market accumulations and front-end loaded offers to acquire the Company's Common Shares, which are not in the best interest of all the Company's shareholders. The adoption of the Plan communicates the Company's intention to resist such actions as are not in the best interest of all shareholders, provides time for the Board of Directors to consider any offer and seek alternative transactions to maximize shareholder value. The Plan was adopted upon the advice of the Company's investment bankers in 1995 when there were numerous statements in the media that the Company might be the target of a takeover attempt, which never materialized.

         Until the earlier to occur of (i) the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of the Common Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a Person or group beneficially owning 20% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by Reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on August 4, 2005, unless earlier redeemed by the Company as described below.

         The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock, other securities, cash or other assets, as may be necessary) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Stock) or of subscription rights or warrants) other than those referred to above).

         In the event that the Company were acquired in a merger or other business combination transaction of 50% or more of its assets or earning power were sold, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by an Acquiring Person (which will thereafter be void) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Common Stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that an Acquiring Person becomes the beneficial owner of 20% or more of the outstanding shares of Common Stock, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock (or in certain other circumstances, assets or other securities) having a market value of two times the exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last Trading Date prior to the date of exercise.

         At any time prior to 5:00 P.M. Kansas City time on the tenth calendar day after the first date after the public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of the Common Stock of the Company (the "Shares Acquisition Date"), the Company may redeem the Rights in whole, but not in part, at a price of $0.005 per Right (the "Redemption Price"). Following the Shares Acquisition Date, but prior to an event listed in Section 13(a) of the Rights Agreement, the Company may redeem the Rights in connection with any event specified in Section 13(a) in which all shareholders are treated alike and which does not include the Acquiring Person or his Affiliates or Associates. Thereafter, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity or correct any defect or inconsistency, extend the Redemption Period and, prior to the Distribution Date, to make changes deemed to be in the best interests of the holders of the Rights or, after the Distribution Date, to make such other changes which do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its Affiliates and Associates).

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August 21, 1995. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Certain Anti-takeover Provisions

         The provisions of the Company's Certificate of Incorporation and By-laws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests, including attempts that might result in a premium over the market price for the shares held by stockholders. In addition, certain provisions of Delaware law and the Company's Long-term Incentive Plan may be deemed to have a similar effect.

     Certificate of Incorporation and By-laws. The Board of Directors of the Company is divided into three classes. The term of office of one class of directors expires at each annual meeting of stockholders, when their successors are elected and qualified. Directors are elected for three-year terms. Stockholders may remove a director only for cause. In general, the Board of Directors, not the Company's stockholders, has the right to appoint persons to fill vacancies on the Board of Directors.

         Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors, by resolution, may establish one or more classes or series of preferred stock having the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that the Board of Directors fixes without any stockholder approval. Any rights, preferences, privileges, and limitations that are established could have the effect of impeding or discouraging the acquisition of control of the Company.

         The Company's Certificate of Incorporation contains a "fair price" provision that requires the affirmative vote of the holders of at least 80% of the voting stock of the Company and the affirmative vote of at least two-thirds of the voting stock of the Company not owned, directly or indirectly, by the Related Person (hereafter defined) to approve any merger, consolidation, sale or lease of all or substantially all of the assets of the Company, or certain other transactions involving any Related Person. For purposes of the fair price provision, a "Related Person" is any person beneficially owning 10% or more of the voting stock of the Company who is a party to the Transaction at issue, a director who is also an officer of the Company and is a party to the Transaction at issue, an affiliate of either such person, and certain transferees of those persons. The voting requirement is not applicable to certain transactions, including those that are approved by the Company's Continuing Directors (as defined in the Certificate of Incorporation) or that meet certain "fair price" criteria contained in the Certificate of Incorporation.

         The Company's Certificate of Incorporation further provides that stockholders may act only at annual or special meeting of stockholders and not by written consent, that special meetings of stockholders may be called only by the Board of Directors, and that only business proposed by the Board of Directors may be considered at special meetings of stockholders.

         The Company's Certificate of Incorporation also provides that the only business (including election of directors) that may be considered at an annual meeting of stockholders, in addition to business proposed (or persons nominated to be directors) by the directors of the Company, is business proposed (or persons nominated to be directors) by stockholders who comply with the notice and disclosure requirements of the Certificate of Incorporation. In general, the Certificate of Incorporation requires that a stockholder give the Company notice of proposed business or nominations no later than 60 days before the annual meeting of stockholders (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) 10 days after the first public notice of the annual meeting is sent to common stockholders. In general, the notice must also contain information about the stockholder proposing the business or nomination, his interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitations. The stockholder must also submit a notarized letter from each of his nominees stating the nominee's acceptance of the nomination and indicating the nominee's intention to serve as director if elected.

         The Certificate of Incorporation also restricts the ability of stockholders to interfere with the powers of the Board of Directors in certain specified ways, including the constitution and composition of committees and the election and removal of officers.

         The Certificate of Incorporation provides that approval by the holders of at least two-thirds of the outstanding voting stock is required to amend the provisions of the Certificate of Incorporation discussed in the preceding paragraphs and certain other provisions, except that approval by the holders of at least 80% of the outstanding voting stock of the Company, together with approval by the holders of at least two-thirds of the outstanding voting stock not owned, directly or indirectly, by the Related Person, is required to amend the fair price provisions and except that approval of the holders of at least 80% of the outstanding voting stock is required to amend the provisions prohibiting stockholders from acting by written consent.

         Delaware Anti-takeover Statute. The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person became an interested stockholder unless (a) before that person became an interested stockholder, the Board of Directors of the Company approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (b) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Board of Directors of the Company and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the Company not owned by the interested stockholder.

         Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

         Long-term Incentive Plan. Awards granted pursuant to the Company's Long-term Incentive Plan may provide that, upon a change in control of the Company, (a) each holder of an option will be granted a corresponding stock appreciation right, (b) all outstanding stock appreciation rights and stock options become immediately and fully vested and exercisable in full, and (c) the restriction period on any restricted stock award shall be accelerated and the restrictions shall expire.

         Debt. Certain provisions in the Primary and Secondary Loans may also impede a change in control, in that they provide that the loans become due if there is a change in the management of the Company or a merger with another company.

                               PERFORMANCE GRAPHS

         The following Performance Graph compares the quarterly percentage change of the cumulative total shareholder return on the Company's Common Shares with the cumulative total return assuming reinvestment of dividends, of the NASDAQ Index of U.S. Companies.

[GRAPHIC OMITTED]

PANACO began trading on NASDAQ September 21, 1989. The closing bid of the last trading day in December 1990 was used to establish the base line for PANACO's quarterly cumulative total return figures. The dramatic increase in the 3rd quarter of 1991 reflects the increased stock price in response to the acquisition of the West Delta properties, offshore Louisiana.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended for inclusion in next year's proxy statement should be sent to Investor Relations, PANACO, Inc., 1050 West Blue Ridge Boulevard, PANACO Building, Kansas City, Missouri 64145-1216, and must be received by February 28, 1997. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                    OTHER MATTERS TO COME BEFORE THE MEETING

         At the time this Proxy Statement was released for printing on June 19, 1996, the Company knew of no other matters which might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

         The costs of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

                         FINANCIAL STATEMENTS AVAILABLE

         Financial statements for the Company were included in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year 1995, and were previously mailed to shareholders. Additional copies will be furnished without charge, on request directed to Investor Relations, PANACO, Inc., 1050 West Blue Ridge Boulevard, PANACO Building, Kansas City, Missouri 64145-1216.

                                              By order of the Board of Directors



                                              Todd R. Bart
                                              Secretary
June 19, 1996




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



AMENDMENT OF ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED CAPITAL STOCK

         The Board of Directors is recommending that the shareholders adopt an amendment to Article V of the Company's Articles of Incorporation ("Articles") to increase its authorized Common Stock, $.01 par value, from 20,000,000 to 40,000,000 shares and to increase its authorized Preferred Stock, $.01 par value ("Preferred Stock") from 1,000,000 to 5,000,000 shares. The relative rights and limitations of the Common and Preferred Stock would remain unchanged under the amendment. The Common and Preferred Stock do not have preemptive rights.

         At March 31, 1996, the Company had 12,345,361 shares of Common Stock issued and outstanding; no shares of Preferred Stock have been issued. In addition, approximately shares of Common Stock are reserved for issuance under the Company's Long-term Incentive Plan. Thus, at March 31, 1996, there were approximately authorized shares of Common Stock unissued and not reserved for issuance.

         The proposed increase in the authorized Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued shares is available for general corporate needs, such as future stock dividends or stock splits or issuance under employee benefit plans. The additional authorized shares of Common Stock or Preferred Stock could also be used for such purposes as raising additional capital for the operations of the Company, or financing the acquisition of other businesses. The terms of any series of Preferred Stock to be issued, other than pursuant to the Company's shareholder rights plan described below, will be dependent largely on market conditions and other factors existing at the time of issuance and sale. There are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized or any shares of Preferred Stock other than pursuant to the shareholder rights plan. Such shares would be available for issuance without further action by the shareholders, unless required by the Company's Articles or bylaws or by applicable law.

         Under Article V of the Articles, the Board of Directors has the authority to issue authorized shares of the Preferred Stock in series and to fix the number, designation, relative rights, preferences and limitations of the shares of each series, subject to applicable law and the provisions of Article
V. The authority of the Board includes the right to fix for each series the dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights, and voting rights.

         The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. Until the Board of Directors determines the specific rights, preferences and limitations of any shares of Preferred Stock to be issued, the actual effect on the holders of Common Stock of the issuance of such shares cannot be ascertained. However, such effects might include restrictions on dividends on the Common Stock if dividends on Preferred Stock are in arrears, dilution of the voting power of the Common Stock to the extent that any series of Preferred Stock has voting rights, and reduction of amounts available on liquidation as a result of any liquidation preference granted to any series of Preferred Stock.

         On August 2, 1995, the Board of Directors declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company to the stockholders of record on August 3, 1995, (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock (the "Preferred Stock"), or in some circumstances, Common Stock, other securities, cash or other assets as summarized below, at a price of $30.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent.

         Until the earlier to occur of (i) the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of the Common Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a Person or group beneficially owning 20% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by Reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on August 4, 2005, unless earlier redeemed by the Company as described below.

         The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock, other securities, cash or other assets, as may be necessary) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Stock) or of subscription rights or warrants) other than those referred to above).

         In the event that the Company were acquired in a merger or other business combination transaction of 50% or more of its assets or earning power were sold, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by an Acquiring Person (which will thereafter be void) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Common Stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that an Acquiring Person becomes the beneficial owner of 20% or more of the outstanding shares of Common Stock, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock (or in certain other circumstances, assets or other securities) having a market value of two times the exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last Trading Date prior to the date of exercise.

     At any time prior to 5:00 P.M. Kansas City time on the tenth calendar day after the first date after the public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of the Common Stock of the Company (the "Shares Acquisition Date"), the Company may redeem the Rights in whole, but not in part, at a price of $0.005 per Right (the "Redemption Price"). Following the Shares Acquisition Date, but prior to an event listed in Section 13(a) of the Rights Agreement, the Company may redeem the Rights in connection with any event specified in Section 13(a) in which all shareholders are treated alike and which does not include the Acquiring Person or his Affiliates or Associates. Thereafter, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity or correct any defect or inconsistency, extend the Redemption Period and, prior to the Distribution Date, to make changes deemed to be in the best interests of the holders of the Rights or, after the Distribution Date, to make such other changes which do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its Affiliates and Associates).

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August 21, 1995. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

         The issuance of additional shares of Common Stock by the Company also may potentially have an antitakeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. Issuance of authorized shares of Preferred Stock could also make it more difficult to obtain shareholder approval of such actions as a merger, bylaw changes, removal of a director, or amendment to the Articles, particularly in light of the power of the Board of Directors to specify certain rights and preferences of the Preferred Stock, such as voting rights, without shareholder approval. All series of the Preferred Stock having voting rights and the Common Stock would vote together as one class, unless otherwise required by law. The holders of Preferred Stock would generally be entitled to vote separately as a class upon any proposed amendment to the Articles or other corporate action, such as a merger, which would effect an exchange, reclassification or cancellation of all or a portion of such Preferred Stock or otherwise affect the preferences or relative rights of the Preferred Stock.

         The increase in authorized shares of Common Stock and Preferred Stock has not been proposed for an antitakeover-related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company.

         The Board of Directors recommends that shareholders vote FOR the proposed increase in the authorized capital stock. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required for adoption of the proposed amendment.